EXHIBIT 2.4(g)

                               AMENDMENT NO. 1
                                    TO
                              ESCROW AGREEMENT


     AMENDMENT No. 1 (the "Amendment") dated April 4, 1997 among SITEL Corporation, a Minnesota corporation (the "Buyer"), the former shareholders of Mitre plc listed on the signature pages hereto (the "Sellers"), and Firstar Trust Company, as Escrow Agent ("Escrow Agent").

       WHEREAS, the parties hereto have previously entered into an Escrow Agreement dated September 3, 1996 (the "Escrow Agreement"); and

    WHEREAS, the parties hereto desire to supplement and amend the provisions of the Escrow Agreement in the manner set forth in this Amendment.

     NOW THEREFORE, in consideration of the mutual agreements contained herein, the payment by the Buyer to the Sellers of the aggregate sum of 1 (pound), and the payment by the Sellers to the Buyer of the aggregate sum of 1(pound), the receipt and adequacy of which is hereby acknowledged by the Buyer and the Sellers, the parties hereto agree as follows:

                                 ARTICLE I.
                                DEFINITIONS

     1.1.  Definitions

     Terms used herein and not otherwise defined herein shall have the meanings set forth in the Escrow Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Escrow Agreement shall from and after the effective date hereof refer to the Escrow Agreement as amended and supplemented hereby.

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                                 ARTICLE II.
                                  AMENDMENT

     2.1.  Section 4(e)

    Section 4(e) of the Escrow Agreement is hereby amended in its entirety to read as follows:

               (e) Each Seller shall, in respect of any Sellers' Payment which is the subject of any Escrow Account Payment Claim, pay such amounts in cash if and only to the extent that the shares of Buyer Stock then held by such Seller (including, without limitation, shares held in the Escrow Account) have a value less than the amount of the Sellers' Payment as stated in such Escrow Account Payment Claim. For purposes of this Section, the value of each Seller's Buyer Stock (including, without limitation, shares held in the Escrow Account) shall be the closing price of the Buyer Stock on the NASDAQ on the Completion Date (as defined in the Share Purchase Agreement).

                                ARTICLE III.
                               MISCELLANEOUS

          3.1. Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of New York, without regard to the conflict of law rules of such state.


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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

                         SITEL CORPORATION

                         By: /s/ Barry S. Major
                         Name: Barry S. Major
                         Title: Chief Financial Officer

                         BURMEL HOLDINGS NV

                         By: /s/ Henk P. Kruithof
                         Name: Henk P. Kruithof
                         Title: Attorney

                             RAYMOND F. PIPE
                            /s/ Raymond F. Pipe

                             PETER L.R. GODFREY
                            /s/ Peter L.R. Godfrey

                             ANDREW J. TILLARD
                            /s/ Andrew J. Tillard

                            MARTIN J. SHIELDS
                           /s/ M.J. Shields

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                            MARGOT E.O. BILTON
                           /s/ M.E.O. Bilton

                           KATHARINE M. MATHER
                           /s/ K.M. Mather JAMES

                            C. WHITE
                           /s/ J.C. White

                           GLENN HURLEY
                          /s/ Glenn Hurley

                           THOMAS A. FITZHERBERT
                          /s/ Thomas A. Fitzherbert

                          MERIT GROUP NV (in liquidation) by its former
                           shareholders:

                          /s/ Henk P. Kruithof
                          Henk P. Kruithof

                          /s/ M. Vanbaelen
                           M. Vanbaelen

                          /s/ J. Braem
                           J. Braem

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                          /s/ T. Vanparys
                           T. Vanparys

                         /s/ L. Bollaerts
                          L. Bollaerts

                         /s/ E. Van De Poel
                          E. Van De Poel

                         /s/ Dirk Frans
                          D. Frans

                         FIRSTAR TRUST COMPANY
                           as Escrow Agent

                        By: /s/ William Caruso
                        Name: William Caruso
                        Title:  Assistant Vice President

                        By: /s/ Amy E. Nolde
                        Name: Amy E. Nolde
                        Title: Assistant Secretary